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                                 Exhibit 99.2


FOR IMMEDIATE RELEASE



                   BOSTON LIFE SCIENCES INC. REITERATES ITS
              EXCLUSIVE PATENT POSITION ON THE USE OF TROPONIN I


March 16, 1999, Boston, Mass.--In the wake of a misleading television report, Boston Life Sciences, Inc. (NASDAQ: BLSI) reiterates that the Company owns the exclusive license to the recently issued (November 1998) U.S. patent on the use of Troponin I to treat a broad spectrum of angiogenic diseases, including solid tumors, eye diseases, atherosclerosis, hypertrophic scarring (including in the spinal cord), arthritis and psoriasis.

Boston Life Sciences Inc. announced yesterday that twice-weekly, relatively low dosages of its anti-angiogenic protein, Troponin I, which had previously been shown to inhibit primary cancers in animals, significantly suppressed experimental lung metastases in a rigorous animal model of metastatic melanoma. These results, as well as other scientific findings related to the discovery of the anti-angiogenic properties of Troponin I, were published today in the Proceedings of the National Academy of Sciences (PNAS).

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